EXHIBIT 5.1

                  Opinion of Shaw, Pittman, Potts & Trowbridge
            as to the legality of the securities being registered by
                       CNL American Properties Fund, Inc.


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                                  SHAW PITTMAN
                               POTTS & TROWBRIDGE
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                               2300 N Street, N.W.
                           Washington, D.C. 20037-1128
                                  202.663.8000
                             Facsimile 202.663.8007

                                                                New York
                                                                Virginia



                                 January 9, 1998



CNL American Properties Fund, Inc.
400 East South Street, Suite 500
Orlando, Florida  32801

Gentlemen:

         We have acted as counsel for CNL American Properties Fund, Inc., a Maryland corporation (the "Company"), in connection with the registration of up to 34,500,000 shares of common stock of the Company, par value $.01 per share, and having a purchase price of $10.00 each (the "Shares"), pursuant to the Registration Statement on Form S-11 (File No. 333-37657) filed by the Company under the Securities Act of 1933 (the "Registration Statement"), and the proposed sale of the Shares by the Company in accordance with the Registration Statement.

         Based upon an examination and review of such documents as we have deemed necessary, relevant or appropriate, we are of the opinion that the Company has the corporate power to issue the Shares issuable pursuant to the Registration Statement, and upon issuance and delivery as provided in the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus which constitutes a part of the Registration Statement.

                                          Very truly yours,



                                          /s/ SHAW, PITTMAN, POTTS & TROWBRIDGE
                                          -------------------------------------
                                          SHAW, PITTMAN, POTTS & TROWBRIDGE